UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2024

EVe Mobility Acquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41167	98-1595236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, DE	19807
(Address of principal executive offices)	(Zip Code)

(302) 273-0014
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title for each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	EVE.U	NYSE American LLC
Class A ordinary shares, par value $0.0001 per share	EVE	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	EVE WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously announced in the Current Report on Form 8-K filed by EVe Mobility Acquisition Corp, a Cayman Islands exempted company (the “Company” or “EVe”) with the Securities and Exchange Commission on February 7, 2024, the Company entered into a Purchase and Sponsor Handover Agreement (the “Purchase and Sponsor Handover Agreement”) with Blufire Capital Limited, an Abu Dhabi private company limited by shares (the “New Sponsor”), and EVe Mobility Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), pursuant to which, (i) the Sponsor agreed to transfer and assign 6,320,667 Class A ordinary shares, par value $0.0001 per share, of EVe (“Class A Ordinary Shares”) in exchange for the New Sponsor assuming certain liabilities of EVe and the Sponsor, including costs and expenses incurred by EVe and the Sponsor in the ordinary course of business or in connection with the transactions contemplated by the Purchase and Sponsor Handover Agreement, and (ii) the New Sponsor agreed to become the sponsor of EVe. New Sponsor also agreed to convert approximately $425,000 of the Working Capital Loan (as defined below) owed by EVe to the Sponsor into Class A Ordinary Shares at the closing of an initial business combination of EVe at a rate of one Class A Ordinary Share for every $10.00 principal amount of such Working Capital Loan.

On February 21, 2024, the Company and the New Sponsor consummated the transactions contemplated by the Purchase and Sponsor Handover Agreement (the “Closing”). Chardan Capital Markets, LLC acted as financial advisor to the New Sponsor in connection with the Purchase and Sponsor Handover Agreement.

Item 1.01 Entry into a Material Definitive Agreement

As previously announced on May 17, 2023, EVe issued the Sponsor a Convertible Promissory Note in the aggregate principal amount of up to $1,500,000 in order to finance working capital requirements and transaction costs in connection with an initial business combination (the “Working Capital Loan”). On February 21, 2024, EVe issued an Amended and Restated Convertible Promissory Note (the “A&R Working Capital Loan”) to the Sponsor, which amended and restated the Working Capital Loan in its entirety to, among other things, account for the mandatory conversion at the closing of an initial business combination of EVe of the principal amount thereunder into Class A Ordinary Shares at a conversion price of $10.00 per share and remove the Sponsor’s obligation to pay additional draw downs of the principal balance thereof.

The foregoing description of the A&R Working Capital Loan does not purport to be complete and is qualitied in its entirety by the terms and conditions of the A&R Working Capital Loan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On February 21, 2024, EVe and the Sponsor entered into a Letter Agreement (the “Termination Letter”) terminating the Administrative Services Agreement (the “Administrative Services Agreement”), dated December 14, 2021, by and between EVe and the Sponsor and converted all unpaid amounts under the Administrative Services Agreement into amounts owed under the Working Capital Loan.

The foregoing description of the Termination Letter is not complete and is qualified in its entirety by reference to the text of the Termination Letter, which is filed hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Closing, new members of the board of directors (the “Board”) and a new management team (comprising Khairul Azmi Bin Ismaon, Dr. Ulf Henning Richter, Jesvin Kaur, Shabeeb Hamad Sultan AL Darmaki, Brian David Kitney and Nikita Jaiswal (the “Designees”)) for the Company were appointed by the former members of the Board. Brian David Kitney, Shabeeb Hamad Sultan AL Darmaki and Nikita Jaiswal serve as members of the Company’s audit committee, compensation committee and nominating and corporate governance committee. The former members of the Board and the former management team (comprising Maximilian A. Staedtler, Osman Ahmed, Curtis Pierce, Scott Painter, Georg Bauer, Sue Callaway, Carla Bailo and Regina Shekerdemian) have each resigned, effective as of the Closing.

On February 14, 2024, the Board appointed the other Designees listed below as directors and officers of the Company, effective as of the Closing.

Khairul Azmi Bin Ismaon, age 41, serves as our Chief Executive Officer and one of our directors. Mr. Ismaon is a highly skilled professional with a proven track record in asset and business turnaround, specializing in efficient and profitable operations across challenging regions. Holding a bachelor’s degree in business administration and a Diploma in Accountancy, Mr. Ismaon has secured cross-border Operations & Maintenance contracts, ventured into specialized O&M for mechanical equipment, and played a key role as Chief Strategy Officer at Ehsan Energy Ventures. As Corporate Planning Director at Aureus LNG GmbH, he contributed to early LNG infrastructure development. Founder of GRG Industries, he secured millions in term loans with a niche business model. Khairul Azmi’s career reflects strategic leadership, operational efficiency, and positive business outcomes.

We believe Mr. Ismaon is qualified to serve as a member of our board of directors because of his extensive professional experience in various leadership roles and his general business experience.

Dr. Ulf Henning Richter, age 44, serves as our Chief Financial Officer. Dr. Richter is a distinguished academic and entrepreneur, holds a Doctorate in Economic Sciences from HEC Lausanne, Switzerland, and an MBA from European Business School, Oestrich-Winkel, Germany. As the Founder and CEO of CARBON10B X, specializing in carbon removal solutions, and the head of Richterion Limited, a trade and investment firm, Dr. Richter is a recognized serial entrepreneur with a global presence. His notable career includes leadership roles as Chairman/Head of Office at Lukoil Asia Pacific Hong Kong Branch and as the Head of Asia at Red Lions Capital, focusing on exclusive pre-IPO opportunities. With academic appointments at esteemed institutions worldwide, including Hong Kong University of Science and Technology, City University of Hong Kong, Tongji University (Shanghai), University of Nottingham Ningbo China, Portland State University, and Pontificia Universidad Católica del Perú, Dr. Richter brings a wealth of experience. An award-winning entrepreneur, he has accumulated 20 years of cross-sectorial work experience, leaving a lasting impact across Asia, Europe, Africa, the Middle East, and Latin America.

Jesvin Kaur, age 48, serves as our President, Chief Operating Officer and Director. Ms. Kaur has over 25 years of experience in business advisory, strategic communication solutions, reputation management, and stakeholder engagement. She is the Director of Think Tree Advisory Sdn Bhd and the Senior Advisor to Optima Strategies Ltd, where her roles involved providing strategic business advice, communication strategy, reputation management and assisting clients to navigate through a diverse range of investment and commercial challenges within the ASEAN region. Ms. Kaur headed the Research and Advisory unit at KRA Group, a regional role covering Indonesia, Malaysia and Singapore. Prior to that, she was a senior investment analyst at Maybank Securities. She had also served at the Strategy and Risk Management Division of the Securities Commission of Malaysia for over four years where she was involved in the drafting and implementation of the Capital Market Masterplan. In the region, she has advised Government Ministries and Institutions, Government-linked Investment Companies, Multinational Companies, Private Equity Funds, and a host of other corporate and investment firms, on a range of issues including market access strategy, stakeholder relations, media engagement, strategic and financial communication. Ms. Kaur has a Bachelor of Business (Accounting and Finance) from the University of Technology (Sydney) and possesses a strong network within the media, corporate and business circles. She has also completed the Lee Kuan Yew School of Public Policy Executive Education on Public Policy: Design and Implementation for Success.

We believe Ms. Kaur is qualified to serve as a member of our board of directors because of her extensive professional experience in various business advisory roles and her general leadership experience.

Shabeeb Hamad Sultan AL Darmaki serves as an Independent Director. Mr. Al Darmaki has over 20 years of experience in private equity and sovereign wealth funds. He has experience in analysing and developing investment opportunities, launching funds and collaborating with portfolio companies to increase revenue. In his current role as the Head of Equities at the Abu Dhabi Fund for Development (the “ADFD”), a foreign aid agency and investment fund established by the government of Abu Dhabi, Mr. Al Darmaki leads projects for the origination, development, due diligence and implementation of commercially oriented private equity investment opportunities. Prior to the ADFD, Mr. Al Darmaki worked at the Abu Dhabi Investment Authority from 1997-2007, a sovereign wealth fund which makes investments on behalf of the Government of the Emirate of Abu Dhabi, where he latterly served as a senior analyst in the private equity department.

Mr. Al Darmaki has a strong professional network throughout the UAE, Northern Africa and Central Asia, having provided his business expertise as a board member to a variety of companies throughout these regions. Currently, he serves as a board member for ALA in Farms, a leading UAE dairy company, Rebab, a Morocco-based company engaged in the exploration and development of metal mines, and Turkmen Investment Company, an investment company which facilitates international investment in strategic projects in Turkmenistan. Previously he was a board member of Sousse Nord, AL Rayan Investment Co and Alkhazna insurance UAE. Mr. Al Darmaki graduated from California State University San Bernardino in 1996 with a BA in business management and from Golden State University California in 1997 with a MSC in Finance.

We believe Mr. Al Darmaki is qualified to serve as a member of our board of directors because of his substantial executive, operational and strategic experience gained from founding and holding Chief Executive Officer and board member positions at leading companies.

Brian David Kitney serves as an Independent Director. Mr. Kitney is a seasoned professional with over 30 years of expertise in the energy industry, having held pivotal roles in renowned Japanese companies, including Osaka Gas (Australia) Ltd, Mitsui & Co (Australia) Ltd, and JPMorgan Securities (Japan). Throughout his career, he has excelled in business development, marketing, and executive leadership. Mr. Kitney has recently immersed himself in future-energy domains, particularly focusing on LNG, hydrogen, carbon capture and storage (CCS), and renewables. His comprehensive knowledge extends to supporting developers and investors in originating and developing targeted investment opportunities. Engagements involve providing commercial advice for LNG terminals, hydrogen solutions, offshore wind assets, and oil and gas projects across Australia and Southeast Asia. Brian’s academic accomplishments include an MBA from Curtin University, a Graduate Diploma of Applied Finance from Kaplan, a Graduate Diploma in Diplomacy & International Trade from Monash University, a Diploma of Financial Markets from AFMA, a Master of Applied Japanese Linguistics from Monash University, and a Post Graduate Diploma in Japanese from Swinburne University. Additionally, he is a Graduate of the Australian Institute of Company Directors (GAIDC).

We believe Mr. Kitney is qualified to serve as a member of our board of directors because of his extensive experience in energy industry and his executive, operational and strategic experience.

Nikita Jaiswal serves as an Independent Director. Ms. Jaiswal brings over 13 years of expertise in business development, strategic partnerships, and international sales across diverse global markets. Currently serving as Senior Director, APAC at LCR Capital Partners Singapore, she has successfully led the firm’s expansion into multiple Asian countries. Ms. Jaiswal’s versatile skill set encompasses international expansion, business development, thought leadership, strategic planning, and effective people management. With her own venture, enJai Pte Ltd, she offers international business development and strategy consulting services. Notable roles include Director of Commercial Operations and Partnerships at LCR Capital Partners and Head of Regional Office at Gas Natural Fenosa in Singapore and Madrid. Ms. Jaiswal holds a Bilingual MBA from IESE Business School, Barcelona, and a BBA in Finance and International Business from The George Washington University, Washington, DC.

On February 21, 2024, in connection with the Closing, each of the Designees (other than Jesvin Kaur) entered into a joinder to the Letter Agreement (the “Letter Agreement Joinder”), and (2) an indemnity agreement (the “Designees Indemnity Agreement”) with EVe. Pursuant to the Letter Agreement Joinder, the Designees became a party to the Letter Agreement wherein the Designees will be bound to comply with the provisions applicable to insiders in the same manner as if the Designees were an original signatory thereto and in such capacity as an insider therein. The Designees Indemnity Agreements require EVe to indemnify the Designees to the fullest extent permitted under applicable law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Designees Indemnity Agreements are substantially similar to the EVe’s existing indemnification agreements with its former executive officers and directors.

There are no family relationships between the Designees and any director or executive officer of the Company. Other than the Purchase and Sponsor Handover Agreement, the Designees are not party to any arrangement or understanding with any person pursuant to which they were appointed as a director or officer, nor are they party to any transactions required to be discussed under Item 404(a) of Regulation S-K involving EVe.

The foregoing descriptions of the Letter Agreement Joinder and the Designees Indemnity Agreement do not purport to be complete and are qualified in their entireties by reference to the Letter Agreement Joinder and the Form of Designee Indemnity Agreement, copies of which are attached hereto as Exhibit 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

Extension Approval

As previously disclosed, on June 14, 2023, EVe Mobility Acquisition Corp, a Cayman Islands exempted company (the “Company”) held an extraordinary general meeting of shareholders, at which the Company’s shareholders approved, by special resolution, the proposal to amend and restate the Company’s amended and restated memorandum and articles of association to extend the date by which the Company must (1) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination (an “initial business combination”) or (2)(i) cease its operations except for the purpose of winding up if it fails to complete such initial business combination and (ii) redeem all of the Class A ordinary shares, par value $0.0001 per share, of the Company included as part of the units sold in the Company’s initial public offering consummated on December 17, 2021, from June 17, 2023 to December 17, 2023 (the “Extended Date”) and allow the board of directors of the Company (the “Board”), without another shareholder vote, to elect to further extend the date to consummate an initial business combination after the Extended Date up to six times, by an additional month each time, upon two days’ advance notice prior to the applicable deadline, up to June 17, 2024.

On February 14, 2024, the Board approved the extension of the date by which the Company is required to complete an initial business combination until March 17, 2024 (the “Third Optional Extension”).

Press Release

On February 14, 2024, the Company issued a press release announcing the Third Optional Extension. The press release constitutes notice to the Company’s shareholders of the Board’s approval of the Third Optional Extension. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
10.1	Amended and Restated Convertible Promissory Note, dated February 21, 2024, by and between EVe Mobility Acquisition Corp and EVe Mobility Sponsor LLC
10.2	Letter Agreement, dated February 21, 2024, by and between EVe Mobility Acquisition Corp and EVe Mobility Sponsor LLC
10.3	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.8 of EVe Mobility Acquisition Corp’s Registration Statement on Form S-1 filed November 12, 2021).
10.4	Joinder to the Letter Agreement, dated February 21, 2024, by and between EVe Mobility Acquisition Corp and Blufire Capital Limited, Khairul Azmi Bin Ismaon, Dr. Ulf Henning Richter, Shabeeb Hamad Sultan AL Darmaki, Brian David Kitney, Nikita Jaiswal.
99.1	Press Release, dated February 14, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2024

EVe Mobility Acquisition Corp

By:	/s/ Khairul Azmi Bin Ismaon
Name:	Khairul Azmi Bin Ismaon
Title:	Chief Executive Officer